Exhibit 99.1
Westell News Release

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper
Chief Financial Officer
Westell Technologies, Inc.
630.375.4740 BCooper@westell.com

Westell Technologies to Acquire Kentrox

AURORA, IL, and DUBLIN, OH, March 18, 2013 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, and Kentrox®, Inc., a worldwide leader in intelligent site management solutions, today announced that they have signed a definitive agreement for Westell to acquire Kentrox. The $30 million cash transaction is expected to close on April 1, 2013.

“Kentrox is a perfect fit with our growth strategy,” said Rick Gilbert, Westell's chairman and chief executive officer. “The company is a leader in providing intelligent site management solutions with a wireless focus, significant software content, and global reach. Kentrox has outstanding customers and solutions that complement Westell's. In addition, it has an impressive team, excellent capabilities and real sales momentum. We expect the acquisition to propel us to about $80 million in annual revenue and add to earnings in fiscal 2014, which starts on April 1.”

Kentrox is an innovator in comprehensive monitoring, management and control of remote sites, such as cell sites and towers. Its solutions allow network operators and service providers to reduce costs while improving network performance and security. Kentrox customers include major wireless and fixed-line telecommunications carriers, tower providers, cable and broadband network providers, utility companies, and enterprises. The company had revenues of approximately $29 million for the 12 months ended December 31, 2012.

“This is a great combination for our customers and employees,” explained Rich Cremona, Kentrox president and chief executive officer. “Westell has excellent customer relationships, supply chain capabilities, and financial strength that will help Kentrox continue to develop and market world-class solutions and leverage our growth.”

Conference Call on Acquisition

Management will host a conference call on Tuesday, March 19, 2013, at 9:30 a.m. EDT to discuss the acquisition. Participants may register for the call at www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing 888-206-4065 no later than 9:15 a.m. EDT and using confirmation number 34484823#. International participants may dial 630-827-5974.

This news release, and related information that may be discussed on the conference call, will be posted on the Investor News section of Westell's website: www.westell.com. An archived version of the entire call will be available on the site via Digital Audio Replay by approximately noon EDT after the call ends. The replay of the conference also may be accessed by dialing 888-843-7419 or 630-652-3042 and entering 6887 757 #.
About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment. This includes digital transmission, remote monitoring, power distribution, demarcation and cell-site optimization products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. For more information, please visit www.westell.com.
About Kentrox, Inc.
Based in Dublin, Ohio, Kentrox, Inc. is a worldwide leader in intelligent site management solutions, providing comprehensive monitoring, management and control of any site. The machine-to-machine (M2M) communications Kentrox provides enable service providers, tower operators, and other network operators to reduce operating costs while improving network performance. With more than 1 million products successfully deployed in tower, carrier, and enterprise environments, Kentrox is a trusted partner for transforming networks into high quality, reliable systems. The company provides solutions to customers in North and South America, Australia, Africa, and Europe. For more information, please visit www.kentrox.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements made here that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives of them, and other words of similar meaning, are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by these forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks; need for financing and capital; economic weakness in the U.S. economy and telecommunications market; the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions); the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies); the ability to successfully consolidate and rationalize operations; the ability to successfully identify, acquire and integrate acquisitions; the effect of the company's accounting policies; retention of key personnel and other risks more fully described in the company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2012, under Item 1A - Risk Factors.  The company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after today's date, or to reflect the occurrence of unanticipated events, or otherwise.